CAPITAL ONE MASTER TRUST (RECEIVABLES)
MONTHLY PERIOD : FEBRUARY 2001

Beginning of the Month Principal Receivables :                                                                   17,169,120,291.43
                                                                                                                -------------------
Beginning of the Month Finance Charge Receivables :                                                                 724,265,165.88
                                                                                                                -------------------
Beginning of the Month Discounted Receivables :                                                                               0.00
                                                                                                                -------------------
Beginning of the Month Total Receivables :                                                                       17,893,385,457.31
                                                                                                                -------------------

Removed Principal Receivables :                                                                                     740,172,577.63
                                                                                                                -------------------
Removed Finance Charge Receivables :                                                                                  2,659,771.75
                                                                                                                -------------------
Removed Total Receivables :                                                                                         742,832,349.38
                                                                                                                -------------------

Additional Principal Receivables :                                                                                1,932,566,947.53
                                                                                                                -------------------
Additional Finance Charge Receivables :                                                                             234,151,026.45
                                                                                                                -------------------
Additional Total Receivables :                                                                                    2,166,717,973.98
                                                                                                                -------------------

Discounted Receivables Generated this Period                                                                                  0.00
                                                                                                                -------------------

End of the Month Principal Receivables :                                                                         16,212,316,323.02
                                                                                                                -------------------
End of the Month Finance Charge Receivables :                                                                       741,471,019.82
                                                                                                                -------------------
End of the Month Discounted Receivables :                                                                                     0.00
                                                                                                                -------------------
End of the Month Total Receivables :                                                                             16,953,787,342.84
                                                                                                                -------------------

Excess Funding Account Balance                                                                                                0.00
                                                                                                                -------------------
Adjusted Invested Amount of all Master Trust Series                                                              15,132,976,677.68
                                                                                                                -------------------

End of the Month Seller Percentage                                                                                           6.66%
                                                                                                                -------------------

CAPITAL ONE MASTER TRUST (DELINQUENCIES AND LOSSES)
MONTHLY PERIOD : FEBRUARY 2001                                                                 ACCOUNTS                RECEIVABLES
                                                                                               --------                -----------

End of the Month Delinquencies :
    30 - 59 Days Delinquent                                                                  421,536.00             320,483,510.73
                                                                                      ------------------        -------------------
    60 - 89 Days Delinquent                                                                  312,919.00             238,175,979.73
                                                                                      ------------------        -------------------
    90 + Days Delinquent                                                                     417,476.00             387,023,275.15
                                                                                      ------------------        -------------------

    Total 30 + Days Delinquent                                                             1,151,931.00             945,682,765.61
                                                                                      ------------------        -------------------

    Delinquencies 30 + Days as a Percent of End of the Month Total Receivables                                              5.58%*
                                                                                                                -------------------

Defaulted Accounts During the Month                                                           68,022.00              54,446,560.61
                                                                                      ------------------        -------------------

Annualized Default Rate as a Percent of Beginning of the Month Principal Receivables                                         3.81%
                                                                                                                -------------------




*  See note on last page of the report

CAPITAL ONE MASTER TRUST (COLLECTIONS)
MONTHLY PERIOD : FEBRUARY 2001                                                              COLLECTIONS                PERCENTAGES
                                                                                            -----------                -----------
Total Collections and Gross Payment Rate                                               2,885,497,765.68                     16.13%
                                                                                      ------------------        -------------------

Collections of Principal Receivables and Principal Payment Rate                        2,469,707,272.94                     14.38%
                                                                                      ------------------        -------------------

    Prior Month Billed Finance Charge and Fees                                           330,467,861.47
                                                                                      ------------------
    Amortized AMF Income                                                                  37,390,038.80
                                                                                      ------------------
    Interchange Collected                                                                 25,591,492.60
                                                                                      ------------------
    Recoveries of Charged Off Accounts                                                    18,745,847.76
                                                                                      ------------------
    Collections of Discounted Receivables                                                          0.00
                                                                                      ------------------

Collections of Finance Charge Receivables and Annualized Yield                           412,195,240.63                    28.81%*
                                                                                      ------------------        -------------------

CAPITAL ONE MASTER TRUST (AMF COLLECTIONS)
MONTHLY PERIOD : FEBRUARY 2001

Beginning Unamortized AMF Balance                                                                                   146,864,438.81
                                                                                                                -------------------
+   AMF Slug for Added Accounts                                                           74,518,121.64
                                                                                      ------------------
+   AMF Collections                                                                       40,985,290.91
                                                                                      ------------------
-   Amortized AMF Income                                                                  37,390,038.80
                                                                                      ------------------
Ending Unamortized AMF Balance                                                                                      224,977,812.56
                                                                                                                -------------------






                                                /s/ Tom Feil
                                                -----------------------------
                                                Tom Feil
                                                Director of Securitization





* Consistent with the announcement in Capital One Financial Corporation's fourth quarter 2000 earnings call held on January 16, 2001, Capital One Bank added accounts to the Capital One Master Trust (the "Master Trust") in February 2001 (the "Account Addition"), resulting in a broader cross-section of accounts in the Master Trust. As a result, the gross yield, excess spread and delinquency rate for the Master Trust for February 2001 are higher in comparison to recent Master Trust performance.


For accounts in Capital One Bank's managed portfolio with characteristics similar to accounts in the Account Addition, the gross yield and delinquency rate historically have decreased over time to a level more consistent with the historical gross yield and delinquency rate on accounts in the Master Trust. Over time, gross yield and excess spread for the Master Trust should differ materially from the February 2001 performance.

Changes in the Master Trust's February 2001 performance do not reflect a material change in the performance of Capital One Bank's managed portfolio.


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